SCHEDULE 14A INFORMATION

              PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  /X/

Filed by a party other than the Registrant / /

Check the appropriate box:
/ / Preliminary Proxy Statement            / / Confidential, for use of
/X/ Definitive Proxy Statement                 the Commission only (as
/ / Definitive Additional Materials            permitted by Rule
/ / Soliciting Material Pursuant to            14a-6 (e)(2)
    Rule 14a-11 (c) or Rule 14a-12


                         TGC INDUSTRIES, INC.
---------------------------------------------------------------------------
--
             (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
---------------------------------------------------------------------------
--
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

/X/ No fee required.

//  Fee computed on table below per Exchange Act Rules 14a-6 (i) (4) and 0-11
    (1) Title of each class of securities to which transaction applies.
    (2) Aggregate number of securities to which transaction applies.
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined).
    (4) Proposed maximum aggregate value of transaction.
    (5) Total fee paid.

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

                                  TGC INDUSTRIES, INC.

                               1304 Summit Avenue, Suite 2
                                   Plano, Texas 75074

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held June 4, 1998

To the Shareholders of
TGC INDUSTRIES, INC.


     The annual meeting of the shareholders of TGC Industries, Inc. (Company) will be held at The India House, One Hanover Square, New York, New York on June 4, 1998, at 10:00 A.M., New York time, for the following purposes:

      1. To elect five (5) directors to serve until the next annual meeting of shareholders and until their respective successors shall be elected and qualified;

      2. To ratify the selection of Grant Thornton LLP as independent auditors;

      3.   To approve an amendment to the Company's 1993 Stock Option Plan;
           and

      4. To transact such other business as may properly come before the meeting and any adjournment thereof.

      Information regarding matters to be acted upon at this meeting is contained in the accompanying Proxy Statement. Only shareholders of record at the close of business on April 21, 1998, are entitled to notice of and to vote at the meeting and any adjournment thereof.

      All shareholders are cordially invited to attend the meeting. Whether or not you plan to attend, please complete, sign, and return promptly the enclosed proxy in the accompanying addressed envelope for which postage is prepaid. You may revoke the proxy at any time before the commencement of the meeting.

                                         By Order of the Board of Directors:

                                         Allen T. McInnes
                                         Secretary

Plano, Texas
April 21, 1998



                                         IMPORTANT

      IT IS IMPORTANT THAT YOUR STOCK BE REPRESENTED AT THE MEETING REGARDLESS OF THE NUMBER OF SHARES YOU HOLD. PLEASE COMPLETE, SIGN, AND RETURN PROMPTLY THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE, WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING.

                                  TGC INDUSTRIES, INC.

                               1304 Summit Avenue, Suite 2
                                   Plano, Texas 75074


                                     PROXY STATEMENT
                     ANNUAL MEETING OF SHAREHOLDERS -- June 4, 1998

     This Proxy Statement is furnished to shareholders in connection with the solicitation of proxies by the management of TGC Industries, Inc. (the "Company") for use at the annual meeting of shareholders to be held at The India House, One Hanover Square, New York, New York on June 4, 1998, and at any adjournment thereof. The Notice of Meeting, the form of Proxy, and this Proxy Statement are being mailed to the Company's shareholders on or about April 27, 1998.

COSTS OF PROXY SOLICITATION

      Although solicitation (the total expense of which will be borne by the Company) is to be made primarily through the mail, the Company's officers and/or employees and those of its transfer agent may solicit proxies by telephone, telegram, or personal contact, but in such event no additional compensation will be paid by the Company for such solicitation. Further, brokerage firms, fiduciaries, and others may be requested to forward solicitation material regarding the meeting to beneficial owners of the Company's Common Stock, and in such event the Company will reimburse them for all accountable costs so incurred.

ACTION TO BE TAKEN

      Action will be taken at the meeting to  (1) elect a Board of Directors,
(2) ratify the selection of Grant Thornton LLP as independent auditors, (3) approve an amendment to the Company's 1993 Stock Option Plan (See "Stock Option Plans - 1993 Stock Option Plan"), and (4) transact such other business
as may properly come before the meeting and any adjournment thereof.   The
proxy will be voted in accordance with the directions specified thereon, and otherwise in accordance with the judgment of the persons designated as proxies. Any person executing the enclosed proxy may nevertheless revoke it at any time prior to the actual voting thereof by filing with the Secretary of the Company either a written instrument expressly revoking it or a duly executed proxy bearing a later date. Furthermore, such person may nevertheless elect to attend the meeting and vote in person, in which event the proxy will be suspended. The affirmative vote of the holders of a majority of the outstanding shares of the Company's Common Stock and Preferred Stock, voting together as a single class, will constitute approval of all matters expected to come before the meeting.

OUTSTANDING STOCK

      The Company's Restated Articles of Incorporation authorize 25,000,000 shares of Common Stock with a par value of $.10 per share and 4,000,000 shares of Preferred Stock with a par value of $1.00 per share. As of April 21, 1998 (the "Record Date"), which is the date as of which the record of shareholders entitled to vote at the meeting was determined, there were 6,475,485 shares of the Company's Common Stock outstanding and 1,129,350 shares of the Company's Preferred Stock outstanding.

      In voting on all matters expected to come before the meeting, a shareholder will be entitled to one vote, in person or by proxy, for each share of Common Stock and Preferred Stock held in his name on the Record Date. The Company's Restated Articles of Incorporation prohibit cumulative voting.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT


      The following tabulation sets forth the names of those persons who are known to Management to be the beneficial owner(s) as of March 10, 1998, of more than five percent (5%) of the Company's Common Stock or Preferred Stock. Such tabulation also sets forth the number of shares of the Company's Common Stock or Preferred Stock beneficially owned as of March 10, 1998, by all of the Company's directors and nominees (naming them), executive officers, and all directors and officers of the Company as a group (without naming them). Persons having direct beneficial ownership of the Company's Common Stock or Preferred Stock possess the sole voting and dispositive power in regard to such stock. The $5.00 per share Preferred Stock is freely convertible into shares of Common Stock at the conversion price per share of Common Stock of $0.75 if converted prior to close of business on July 1, 1998, at the conversion price per share of Common Stock of $1.25 if converted after July 1, 1998, but prior to close of business on July 1, 1999, and at the conversion price per share of Common Stock of $2.00 thereafter. Ownership of Preferred Stock is deemed to be beneficial ownership of Common Stock at the conversion price per share of $0.75 under Rule 13d-3(d)(1) promulgated under the Securities Exchange Act of 1934. As of March 10, 1998, there were 6,475,485 shares of Common Stock and 1,129,350 shares of Preferred Stock outstanding.


Name & Address               Title of Class         Amount & Nature        Approximate
of Beneficial Owner                                 of Beneficial          % of Class(1)
-------------------          --------------         Ownership              -------------
                                                    ----------------

Allen T. McInnes             Common Stock            1,597,284 (2)(3)         22.61%
Tetra Technologies           Preferred Stock            63,162                 5.59%
25025 Interstate 45 North
The Woodlands, TX 77380

Robert J. Campbell           Common Stock              264,429 (2)(3)(4)       4.04%
TGC Industries, Inc.         Preferred Stock             5,000 (4)                *
1304 Summit Ave., Ste 2
Plano, Texas 75074

Wayne A. Whitener            Common Stock               84,484 (2)(3)          1.29%
TGC Industries, Inc.         Preferred Stock             3,000                    *
1304 Summit Ave., Ste 2
Plano, Texas 75074

William J. Barrett           Common Stock            1,218,853 (2)(3)(6)      17.42%
26 Broadway, Suite 829       Preferred Stock            60,000 (6)             5.31%
New York, New York 10004

Herbert M. Gardner           Common Stock              898,471 (2)(3)(5)      13.08%
26 Broadway, Suite 829       Preferred Stock            42,000 (5)             3.72%
New York, New York 10004

David P. Williams            Common Stock                6,667 (3)                *
TGC Industries, Inc.
1304 Summit Ave, Suite 2
Plano, TX 75074

Ken Uselton                  Common Stock               20,339 (3)                *
TGC Industries, Inc.
1304 Summit, Ste 2
Plano, Texas 75074

Gerlach & Co.                Common Stock              933,333 (2)            13.32%
111 Wall Street, 8th Fl.     Preferred Stock            80,000                 7.08%
New York, NY

Special Situations Cayman    Common Stock              333,333 (2)             4.90%
Fund L.P.                    Preferred Stock            50,000                 4.43%

Special Situation Fund III   Common Stock            1,000,000 (2)            13.38%
L.P.                         Preferred Stock           150,000                13.28%


All directors and officers   Common Stock            4,090,527                50.34%
as a group (7 persons)       Preferred Stock           173,162                15.33%

*Denotes less than 1% beneficial ownership.

      (1) The percentage calculations have been made in accordance with Rule 13d-3(d)(1) promulgated under the Securities Exchange Act of 1934. In making these calculations, shares of Common Stock beneficially owned by a person as a result of the ownership of Preferred Stock and certain options and warrants were deemed to be currently outstanding solely with respect to the holders of such Preferred Stock, options, and warrants.

      (2) Includes the number of shares of Common Stock which are deemed to be beneficially owned as a result of ownership of shares of Preferred
Stock, which Preferred shares ($5.00 per share) are freely convertible into shares of Common Stock at the conversion price per shares of Common Stock of $.75 through July 1, 1998.

      (3) Includes the number of Shares of Common Stock set forth opposite the person's name in the following table, which shares are beneficially owned as a result of the ownership of Stock Options and Stock Purchase Warrants.


                                  Stock                   Warrants
                                 Options

Allen T. McInnes                     -0-                  168,674

Robert J. Campbell                30,333                   12,500

Wayne A. Whitener                 41,333                      -0-

David P. Williams                  6,667                      -0-

Herbert M. Gardner                   -0-                  111,850

William J. Barrett                   -0-                  119,350*

Ken Uselton                        4,666                      -0-
                                  ------                 --------
All directors and officers
as a group (7 persons)            82,999                  412,374

-----------------------
*Includes 7,500 Warrants owned by Mr. Barrett's wife. Mr. Barrett disclaims beneficial ownership of such Warrants.

      (4) Includes 28,625 shares of Common Stock owned by Robert J. Campbell's wife and also includes 13,333 shares of Common Stock purchasable upon the conversion of 2,000 shares of Preferred Stock owned by Mr. Campbell's wife. Mr. Campbell has disclaimed beneficial ownership of these shares.

      (5) Includes 83,848 shares of Common Stock owned by Herbert M. Gardner's wife and also includes 13,333 of Common Stock shares purchasable upon the conversion of 2,000 shares of Preferred Stock owned by Mr. Gardner's wife. Mr. Gardner has disclaimed beneficial ownership of these shares.

      (6) Includes 71,775 shares of Common Stock owned by William J. Barrett's wife and also includes 66,666 shares of Common Stock purchasable upon the conversion of 10,000 shares of Preferred Stock owned by Mr. Barrett's wife. Mr. Barrett has disclaimed beneficial ownership of these shares.

Depositories such as The Depository Trust Company (Cede & Company) as of March 10, 1998 held, in the aggregate, more than five percent (5%) of the Company's then outstanding Common Stock voting shares. The Company understands that such depositories hold such shares for the benefit of various participating brokers, banks, and other institutions which are entitled to vote such shares according to the instructions of the beneficial owners thereof. The Company has no reason to believe that any of such beneficial owners hold more than five percent (5%) of the Company's outstanding voting securities.

MANAGEMENT AND NOMINEES FOR DIRECTOR

      Five (5) directors, comprising the entire membership of the Company's Board of Directors, are to be elected at the annual meeting of shareholders. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nominees shown below for a term of one year and until their successors are duly elected and have qualified.

      Although it is not contemplated that any nominee will be unable to serve as a director, in such event the proxies will be voted by the holders thereof for such other person as may be designated by the current Board of Directors. The Management of the Company has no reason to believe that any of the nominees will be unable or unwilling to serve if elected to office, and to the knowledge of Management, the nominees intend to serve the entire term for which election is sought. There are no family relationships by blood, marriage, or adoption between any director or executive officer, or person nominated or chosen to become a director or executive officer. Only five (5) nominees for director are named, even though the Company's bylaws allow a maximum of nine, since the proposed size of the board is deemed adequate to meet the requirements of the Board of Directors. Up to two vacancies may be filled by the Board of Directors under Texas law during the time between any two successive annual shareholder meetings if suitable persons are designated. The information set forth below with respect to each of the nominees has been furnished by each respective nominee. Each executive officer of the Company is a nominee as set forth below with the exception of Ken Uselton (age 54) who has served as Division Controller since 1995 and Treasurer since August 1, 1996, and David P. Williams (age 43) who has served as Marketing Manager since 1991 and Vice President of Marketing since November, 1997.

                                              Served as
Name, Age, and                                Executive         Positions
Business Experience                           Officer Since     with Company
-------------------                           -------------     -------------

Allen T. McInnes, 60                          July 1993         Chairman of the
      Chairman of the Board since July                          Board and Secretary
      1993; Secretary since November 1997;                      of the Company
      Chief Executive Officer of the
      Company from August 1993 to March
      1996; Executive Vice-President and
      Director of Tenneco, Inc. 1960-1992;
      Director of Tetra Technologies,
      President and CEO since April 1,
      1996; Director of NationsBank
      1990-1993.

Robert J. Campbell, 66                              1986             Vice-Chairman
      Chief Executive Officer of the                                 of the Board
      Company since March 1996 and                                   and CEO
      Vice-Chairman of the Board since
      August 1993; Chairman of the Board
      And CEO of the Company from
      July 1986 to July 1993; from
      1979 to 1986 served as President
      and Chief Executive Officer of
      Supreme Industries, Inc., a
      Manufacturer of specialized truck
      bodies and shuttle buses; Director
      of Supreme Industries, Inc.


                                         Served as
Name, Age, and                           Executive        Positions
Business Experience                      Officer Since    with Company
--------------------                     -------------    ------------

Wayne A. Whitener, 46                         1986        President of the
      President, Director, and Chief                      Company and COO
      Operating Officer of the Company;
      President of the Geophysical
      Division since 1984; served as
      Vice President of TGC from 1983
      to 1984; Area Manager for Grant
      Geophysical Co. from December 1978
      until July 1983.

William J. Barrett, 58                        1986              None

      Director of the Company, Secretary
      of the Company from 1986 to
      November 1997; Senior Vice President
      of Janney Montgomery Scott Inc.,
      investment bankers, since 1976,
      and a Director of Supreme
      Industries, Inc., a manufacturer
      of specialized truck bodies and
      shuttle buses, since 1979; and
      Director of American Country
      Holdings Company,Inc., a specialized
      property and casualty
      insurance company.

Herbert M. Gardner, 58                        1986              None
      Director of the Company;
      Senior Vice President of
      Janney Montgomery Scott Inc.,
      investment bankers, since
      1978; Chairman of the Board
      and a Director of Supreme
      Industries, Inc., a manufacturer
      of specialized truck bodies
      and shuttle buses, since 1979,
      and President since 1992;
      Director of Nu Horizons
      Electronics Corp., an electronic
      component distributor; Director
      of Transmedia Network, Inc., a
      company that markets a charge card
      offering savings to the company's
      card members at participating
      restaurants and also provides savings
      on certain other products and services;
      Director of Hirsch International Corp.,
      an importer of computerized
      embroidery machines and supplies, and
      developer of embroidery machine
      application software; and Director of
      American Country Holdings Company,Inc., a
      property and casualty insurance
      holding company.

      The Company's Board of Directors recommends that you vote FOR the nominees named above for election to the Board of Directors.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

      The Board of Directors has an Executive Committee comprised of Messrs. McInnes, Campbell, Barrett and Gardner, a recently formed Audit Committee comprised of Messrs. McInnes, Barrett and Gardner, and a Stock Option Committee comprised of Messrs. McInnes, Barrett and Gardner.

      The Executive Committee, which met two times during the fiscal year ended December 31, 1997, is charged by the Company's bylaws with the responsibility of exercising such authority of the Board of Directors as is specifically delegated to it by the Board, subject to certain limitations contained in the bylaws.

      The Audit Committee was formed in December, 1997, and will conduct meetings as necessary in 1998. The purpose and functions of the Audit Committee are to recommend the appointment of independent auditors; review the scope of the audit proposed by the independent auditors; review year-end financial statements prior to issuance; consult with the independent auditors on matters relating to internal financial controls and procedures; and make appropriate reports and recommendations to the Board of Directors. Prior to formation of the Audit Committee, these duties were performed by the Executive Committee.

      The Stock Option Committee met once during the year. The Committee is responsible for awarding Stock Options to key employees or individuals who provide substantial advice or other assistance to the Company so that they will apply their best efforts for the benefit of the Company.

      The Board of Directors does not have nominating or compensation committees.

      During the fiscal year ended December 31, 1997, the Board of Directors held six (6) special meetings in addition to its regular meeting. All of the Directors listed herein attended 75% or more of the total meetings of the Board and of the committees on which they serve.

EXECUTIVE COMPENSATION

      The table below sets forth on an accrual basis all cash and cash equivalent remuneration paid by the Company during the year ended December 31, 1997, to the Chief Executive Officer and any other executives whose salary and bonus exceeded $100,000.

Summary Compensation Table

Annual Compensation

Name and Principal                                     Options/  All Other
Position            Year   Salary   Bonus       Stock   SAR's  Compensation

R.J. Campbell       1997  $97,083  $10,000        -0-    -0-   $10,513  (1)
Vice-Chairman       1996  $95,580      -0-        -0-    -0-   $ 8,721  (2)
& CEO               1995  $93,600  $18,500 (4)    -0-    -0-   $ 7,482  (3)

Wayne A. Whitener   1997  $94,527  $20,000        -0-    -0-   $ 8,209  (5)
President           1996  $87,736      -0-        -0-    -0-   $ 5,753  (6)
& COO               1995  $82,212      -0-        -0-    -0-   $ 5,572  (7)

      (1) Represents personal use of Company vehicle ($3,748), Company's payment for personal income tax preparation ($900), Company's contribution to 401-K program ($4,668), and life insurance premiums ($1,197) in 1997.

      (2) Represents personal use of Company vehicle ($2,593), Company's payment for personal income tax preparation ($900), Company's contribution to 401-K program ($3,149) and life insurance premiums ($2,079) in 1996.

      (3) Represents personal use of Company vehicle ($1,254), Company's payment for personal income tax preparation ($900), Company's contribution to 401-K program ($3,924) and life insurance premiums ($1,404) in 1995.

      (4)   A 1994 bonus of $18,500 paid in 1995.

      (5) Represents personal use of Company vehicle ($3,242), Company's payment for personal income tax preparation ($113), Company's contribution to 401-K program ($4,506) and life insurance premiums ($348) in 1997.

      (6) Represents personal use of Company vehicle ($2,418), Company's payment for personal income tax preparation ($110), Company's contribution to 401-K program ($2,877) and life insurance premiums ($348) in 1996.

      (7) Represents personal use of Company vehicle ($2,556), Company's payment for personal income tax preparation ($110), Company's contribution to 401-K program ($2,702) and life insurance premiums ( 204) in 1995.

      The Company maintains Club memberships for certain of its executive officers. Although these memberships may be utilized from time-to-time for non-business purposes, the costs attributable to non-business purposes were not material. The Company believes that the aggregate amounts of such personal benefits do not exceed 10% of cash compensation paid to any individual in the table or, with respect to the group of all executive officers, ten percent (10%) of the aggregate cash compensation paid to the members of such group.


                                       401(k) PLAN

      In 1987,  the Company implemented a 401(k) salary deferral plan (the
Plan) which covers all employees who have reached the age of 20-1/2 years and have been employed by the Company for at least one year. The covered employees may elect to have an amount deducted from their wages for investment in a retirement plan. The Company has the option, at its discretion, to make contributions to the Plan. Effective January 1, 1990, the Company determined in its discretion to make a matching contribution to the Plan equal to 10% of the employees' contributions up to 6% of those employees' compensation. On July 24, 1991, to be effective August 5, 1991, the Board of Directors increased the Company's matching contribution to the Plan to fifty cents ($.50) for every one dollar ($1.00) of compensation a participant defers under the Plan up to 6% of those employees' compensation. Beginning January 4, 1993, the Board of Directors discontinued the matching contribution to the Plan. Concurrently with the acquisition of the Company's former subsidiary, Chase Packaging Corporation, the Board of Directors reinstated contributions to the 401(k) salary deferral plan. The Company made a matching contribution to the Plan equal to the sum of seventy-five percent (75%) of each Participant's salary reduction contributions to the Plan for such Plan year which are not in excess of three percent (3%) of the Participant's compensation for such Plan year, and fifty percent (50%) of each Participant's salary reduction contributions to the Plan for such Plan Year which are in excess of three percent (3%) of the Participant's compensation but not in excess of eight percent (8%) of the Participant's compensation for such Plan Year. As of January 1, 1997, the Company determined to make a contribution to the Plan equal to one hundred percent (100%) of each participant's salary reduction contributions to the Plan up to 4.75% of the participant's compensation. The total amount of the Company's contribution during 1997 for the two (2) executive officers of the Company participating in the 401(k) Plan was as follows: Robert J. Campbell - $4,668.30 and Wayne A. Whitener - $4,506.56.

                                   STOCK OPTION PLANS

1986 Incentive and Nonqualified Stock Option Plan

      In 1986 the Company adopted the 1986 Incentive and Non-Qualifying Stock Option Plan (the "1986 Plan"). The term of the 1986 Plan was for a period of ten years with the result that the 1986 Plan terminated on July 24, 1996.

      The provisions which were contained in the 1986 Plan were comparable to the provisions contained in the 1993 Plan (hereafter described) which succeeded the 1986 Plan.

      Options granted under the 1986 Plan cover 37,000 shares which are currently outstanding. Stock options outstanding as of the date of termination of the 1986 Plan remain outstanding until they are exercised, terminated, or expire.

1993 Stock Option Plan

      On June 3, 1993, the Company's Board of Directors approved and adopted the Company's 1993 Stock Option Plan (the "1993 Plan"). At the 1994 Annual Meeting, the Company's shareholders approved the 1993 Stock Option Plan. The following paragraphs summarize certain provisions of the 1993 Stock Option Plan and are qualified in their entirety by reference thereto.

      The 1993 Plan provides for the granting of options (collectively, the "Options") to purchase shares of the Company's Common Stock to certain key employees of the Company (and/or any of its affiliates), and certain individuals who are not employees of the Company but who from time-to-time provide substantial advice or other assistance or services to the Company (and/or any of its affiliates). The 1993 Stock Option Plan authorizes the granting of options (both statutory and non-statutory) to acquire up to 750,000 shares of Common Stock, subject to certain adjustments described below, to be outstanding at any time. Subject to the foregoing, there is no limit on the absolute number of awards that may be granted during the life of the 1993 Stock Option Plan. Currently, there are approximately 108 employees of the Company, including five officers of the Company (three of whom are also directors), who, in management's opinion, are considered eligible to receive grants under the 1993 Plan, although fewer employees may actually receive grants.

      Authority to administer the 1993 Plan has been delegated to a committee (the "Committee") of the Board of Directors. Except as expressly provided by the 1993 Stock Option Plan, the Committee has the authority, in its discretion, to award Options and to determine the terms and conditions (which need not be identical) of such Options, including the person to whom, and the time or times at which, Options will be awarded, the number of Options to be awarded to each such person, the exercise price of any such Options, and the form, terms, and provisions of any agreement pursuant to which such Options are awarded. The 1993 Plan also provides that the Committee may be authorized by the Board of Directors to make cash awards as specified by the Board of Directors to the holder of an Option in connection with the exercise thereof.

      Subject to the limitations set forth below, the exercise price of the shares of stock covered by each 1993 Option will be determined by the Committee on the date of award.

      Unless a holder's option agreement provides otherwise, the following provisions will apply to exercise by the holder of his or her option: No options may be exercised during the first twelve months following grant. During the second year following the date of grant, options covering up to one-third of the shares covered thereby may be exercised, and during the third year following the date of grant, options covering up to two-thirds of such shares may be exercised. Thereafter, and until the options expire, the optionee may exercise options covering all of the shares. Persons over sixty-five on the date of grant may exercise options covering up to one-half of the shares during the first year and thereafter may exercise all optioned shares. Subject to the limitations just described, options may be exercised as to all or any part of the shares covered thereby on one or more occasions, but, as a general rule, options cannot be exercised as to less than one-hundred shares at any one time.

      The exercise price of the shares of stock covered by each incentive stock option ("ISO"), within the meaning of Sec. 422 of the Internal Revenue Code of 1986, as amended (the "Code"), will not be less than the fair market value of stock on the date of award of such ISO except that an ISO may not be awarded to any person who owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company unless the exercise price is at least one hundred ten percent (110%) of the fair market value of the stock at the time the ISO is awarded and the ISO is not exercisable after the expiration of five years from the date it is awarded. The exercise price of the shares of Common Stock covered by each Option that is not an ISO will not be less than fifty percent (50%) of the fair market value of the stock on the date of award.

      Payment for Common Stock issued upon the exercise of an Option may be made in cash or with the consent of the Committee, in whole shares of Common Stock owned by the holder of the Option for at least six months prior to the date of exercise or, with the consent of the Committee, partly in cash and partly in such shares of Common Stock. If payment is made, in whole or in part, with previously-owned shares of Common Stock, the Committee may issue to such holder a new Option for a number of shares equal to the number of shares delivered by such holder to pay the exercise price of the previous Option having an exercise price equal to at least one-hundred percent (100%) of the fair market value per share of the Common Stock on the date of the exercise of the previous Option.

      The duration of each Option will be for such period as the Committee determines at the time of award, but not for more than ten years from the date of award in the case of an ISO.

      In the event of any change in the number of shares of Common Stock effected without receipt of consideration therefor by the Company by reason of a stock dividend, or split, combination, exchange of shares or other recapitalization, merger, or otherwise, in which the Company is the surviving Corporation, the aggregate number and class of reserved shares, the number and class of shares subject to each outstanding Option, and the exercise price of each outstanding Option will be automatically adjusted to reflect the effect thereon of such change. Unless a holder's option agreement provides otherwise, a dissolution or liquidation of the Company, certain sales of all or substantially all of the assets of the Company, certain mergers or consolidations in which the Company is not the surviving corporation, or certain transactions in which another corporation becomes the owner of fifty percent (50%) or more of the total combined voting power of all classes of stock of the Company, will cause such holder's Options then outstanding to terminate, but such holder may, immediately prior to such transaction, exercise such options without regard to the period and installments of exerciseability applicable pursuant to such holder's option agreement.

      The 1993 Plan will terminate on June 3, 2003, or such earlier date as the Board of Directors may determine. Any stock option outstanding at the termination date will remain outstanding until it has been exercised, terminated, or has expired.

      The 1993 Plan may be terminated, modified, or amended by the Board of Directors at any time without further shareholder approval, except that shareholder approval is required for any amendment which: (a) changes the number of shares of Common Stock subject to the 1993 Stock Option Plan other than by adjustment provisions provided therein, (b) changes the designation of the class of employees eligible to receive Options, (c) decreases the price at which ISO's may be granted, (d) removes the administration of the 1993 Stock Option Plan from the Committee, or (e) without the consent of the affected holder, causes the ISO's granted under the 1993 Stock Option Plan and outstanding at such time that satisfied the requirements of Sec. 422 of the Code no longer to satisfy such requirements.

      Granted stock options under the 1993 Stock Option Plan covering 339,167 shares were outstanding at December 31, 1997. 180,000 incentive stock options are outstanding to officers and employees of the Company, and 159,167 non-statutory stock options are outstanding to officers and employees of the Company's former subsidiary, Chase Packaging Corporation. During 1997 no stock options were granted under the Company's 1993 Stock Option Plan to officers and employees of the Company.

      Effective July 31, 1996, the Company's wholly owned subsidiary, Chase Packaging Corporation ("Chase"), was spun off to the Company's shareholders. In view of this situation, and in order to provide the employees of both Chase and the Company with the maximum period available under the tax laws for exercising their options after a termination of employment, the 1993 Plan was amended to extend from thirty days to three months, the period of time following termination of employment, during which the terminating employee can exercise his or her incentive stock option. The 159,167 options not so exercised options were converted to non-statutory options.

      The purpose of the 1993 Plan is to provide an incentive for key employees of the Company to remain in the service of the Company and to apply their best efforts for the benefit of the Company so as to improve the Company's financial performance. However, of the original 750,000 shares of the Company's Stock authorized to be issued under the 1993 Plan upon exercise of options granted under such Plan, nearly all of such 750,000 shares are covered by options already granted under the Plan. In order to permit the grant of additional options under the Plan for the purpose of furthering key employees incentives, the Board of Directors of the Company has approved an amendment to the 1993 Plan increasing the number of shares of the Company's Common Stock authorized to be issued under the 1993 Plan from 750,000 to 850,000 shares. As is required under the 1993 Plan, no such amendment can become effective unless approved by the holders of a majority of the outstanding shares of the Company's capital stock. For this reason, the proposed amendment to the 1993 Plan for the purpose of increasing the number of shares of the Company's Common Stock which may be issued under the Plan from 750,000 to 850,000 shares will be submitted to the shareholders of the Company for their approval at the forthcoming annual meeting of shareholders.


      The Company's Board of Directors recommends that you vote FOR approval of the amendment to the Company's 1993 Stock Option Plan.

                           Options Granted in Last Fiscal Year

      No stock options were granted in 1997 to officers of the Company.

Aggregate Options/SAR Exercises in Last Fiscal Year and Fiscal Year-End Options/SAR Values

      The following table shows certain information with respect to options to acquire TGC's Common Stock which were exercised in 1997 and which were held at December 31, 1997 by the Company's Vice-Chairman and CEO and the Company's President and COO.

                              Aggregated Options Exercised
                                and FY-End Options Values

                                                                              Value of
                                                        Number of             Unexercised
                                                        Unexercised           In-the-Money
                                                        Options at            Options at
                                                        FY-End #              FY-End $ (2)
                      Shares
Name and              Acquired on     Value             Exercisable/          Exercisable/
Principal Position    Exercise # (1)  Realized $        Unexercisable         Unexercisable

Robert J. Campbell    40,500 (3)      $16,125              30,333/            $     651
Vice Chairman & CEO      -               -                  6,667             $     420

Wayne A. Whitener     52,168 (4)      $23,668              41,333/            $   3,534
President & COO                                            46,667             $   2,940

      (1) The exercise price and tax withholding obligations related to exercise may be paid by delivery of already owned shares, subject to certain conditions.

      (2) The value of outstanding options is based on the December 31, 1997 closing stock price which was $1.063.

      (3) On October 6, 1997, options for 3,000 and 37,500 shares of Common Stock at an exercise price of $ .375 and $ .40 respectively per share were exercised. The Company received 10,750 shares of its Common Stock at a market value of $1.50 per share as payment for the exercise of the options.

      (4) On January 7, 1997, options for 4,668 shares and 47,500 shares of Common Stock at an exercise price of $1.00 and $ .40 respectively per share were exercised. The Company received 14,025 shares of its Common Stock at a market value of $1.6875 per share as payment for the exercise of the options.

TRANSACTIONS WITH MANAGEMENT

      The Company had no transactions with management in 1997.

      In 1996, the Company had outstanding Subordinated Notes payable in the amount of $365,812 to certain executive officers and directors. Interest expense of $18,579 was paid on this debt during 1996. In July 1996, the holders exchanged this debt for 73,162 shares of Series C 8% Convertible Exchangeable Preferred Stock in connection with the Private Placement.


INDEPENDENT PUBLIC ACCOUNTANTS

      The Board of Directors has appointed Grant Thornton LLP to serve as auditors for the Company. It is expected that a representative of Grant Thornton LLP will be present at the shareholders' meeting with the opportunity to make a statement if he/she desires to do so and also will be available to respond to appropriate questions at the meeting.

      The Company's Board of Directors recommends that you vote FOR ratification of the selection of Grant Thornton LLP as the Company's auditors for the fiscal year ending December 31, 1998.

OTHER MATTERS

      The Company's management knows of no other matters that may properly be, or which are likely to be, brought before the meeting. However, if any other matters are properly brought before the meeting, the persons named in the enclosed proxy, or their substitutes, will vote in accordance with their best judgment on such matters.

SHAREHOLDER PROPOSALS

      A shareholder proposal intended to be presented at the Company's Annual Meeting of Shareholders in 1999 must be received by the Company at its principal executive offices in Plano, Texas on or before December 1, 1998 in order to be included in the Company's proxy statement and form of proxy relating to that meeting.


FINANCIAL STATEMENTS

      Financial statements of the Company are contained in the Annual Report to Shareholders for the fiscal year ended December 31, 1997 enclosed herewith.

                       By Order of the Board of Directors


                       Allen T. McInnes
                       Secretary


Plano, Texas
April 21, 1998

--------------------------------------------------------------------------
                                      Front of Card
--------------------------------------------------------------------------

                           TGC INDUSTRIES, INC.
         Proxy Solicited on Behalf of the Board of Directors for the Annual Meeting of Shareholders, June 4, 1998

     The undersigned hereby appoint(s) Allen T. McInnes or Robert J. Campbell, each with full power of substitution, as proxies, to vote all Common Stock in TGC Industries, Inc. which the undersigned would be entitled to vote on all matters which may come before the 1998 Annual Meeting of the Shareholders of the Company and any adjournments thereof.

     THE PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.

                                (Continued on other side)

---------------------------------------------------------------------------
                                      Back of Card
---------------------------------------------------------------------------

/X/  Please mark your
     votes as in this
     example.

                          The Board of Directors recommends a vote FOR each of the following items:

1.  ELECTION OF DIRECTORS.
  ______  FOR all nominees   ______ Withhold authority  Nominees:
          listed at right           to vote for the      Allen T. McInnes
          (except as marked         nominees listed      Robert J. Campbell
           to the contrary          at right             Wayne A. Whitener
           below).                                       William J. Barrett
                                                         Herbert M. Gardner

INSTRUCTIONS:   To withhold authority to vote for any
                individual nominee, vote for all
                nominees and strike a line through
                the individual nominees's name listed
                at right.



2.   RATIFICATION OF SELECTION OF
     GRANT THORNTON LLP AS     _____ FOR    _____ AGAINST    _____ ABSTAIN
     INDEPENDENT AUDITORS.


3.   APPROVAL OF AN AMENDMENT TO THE
     1993 STOCK OPTION PLAN.   _____ FOR    _____ AGAINST    _____ ABSTAIN

Returned proxy forms when properly executed will be voted: (1) as specified on the mailer(s) listed above; (2) in accordance with the Directors' recommendations where a choice is not specified; and (3) in accordance with the judgment of the proxies on any other matters that may properly come before the meeting.

PLEASE COMPLETE, SIGN, DATE AND RETURN THE CARD PROMPTLY.

Signature(s) _____________________________________    Date:______________

Note: Executors, trustees and others signing in a representative capacity should include their names and capacity in which they sign. PLEASE DATE AND SIGN AS SHOWN HERE AND MAIL PROMPTLY IN THE ENCLOSED ENVELOPE.

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